Exhibit 4.6

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this 17th day of December, 2009, among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and Deutsche Bank Trust Company Americas, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Indenture, dated as of December 17, 2009 (the “Indenture”) the Issuers are issuing $220,000,000 aggregate principal amount of 7.75% Senior Secured Notes due 2015 (together with any Additional Notes and Exchange Notes, the “Notes”);

WHEREAS, the Noteholders are willing to purchase the Notes, but only upon the condition, among others, that the Grantor shall have executed and delivered to the Agent, for the benefit of the Secured Parties, that certain Security Agreement, dated as of December 17, 2009 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Secured Parties, this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Indenture.

2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor hereby grants to Agent, for the benefit of the Secured Parties, a continuing third priority (subject to Permitted Collateral Liens) security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Copyright Collateral”):

(a) all of such Grantor’s Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto, subject to the last paragraph of Section 2 of the Security Agreement; and

(b) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Copyright or any Copyright licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Grantors, or any of them, to Agent, the Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AGREEMENT. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT. Grantors shall give Agent (i) prompt notice in writing of any additional United States copyright registrations issued after the date hereof, and (ii) notice in writing of any additional applications for United States copyright registrations at least 3 Business Days prior to the filing of such applications. Grantors hereby authorize Agent unilaterally to modify this Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of Grantors. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Copyright Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Copyright Security Agreement or any other Security Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

7. CONSTRUCTION. Unless the context of this Copyright Security Agreement or any other Security Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Copyright Security Agreement or any other Security Document refer to this Copyright Security Agreement or such other Security Document, as the case may be, as a whole and not to any particular provision of this Copyright Security Agreement or such other Security Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified. Any reference in this Copyright Security Agreement or in any other Security Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Security Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations

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other than unasserted contingent indemnification Obligations that are not required by the provisions of the Indenture to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Security Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

[signature page follows]

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IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	BUMBLE BEE FOODS, LLC,
a Delaware limited liability company

	By:	/s/ Kent McNeil
		Name:	Kent McNeil
		Title:	Executive Vice President and Chief Financial Officer

STINSON SEAFOOD (2001), INC.,
a Delaware corporation

	By:	/s/ Kent McNeil
		Name:	Kent McNeil
		Title:	Executive Vice President and Chief Financial Officer

BUMBLE BEE HOLDINGS, INC., formerly
known as Castleberry’s Food Company,
a Georgia corporation

	By:	/s/ Kent McNeil
		Name:	Kent McNeil
		Title:	Executive Vice President and Chief Financial Officer

CLOVER LEAF HOLDINGS COMPANY
a Nova Scotia unlimited company

	By:	/s/ Kent McNeil
		Name:	Kent McNeil
		Title:	Treasurer

CONNOR BROS. CLOVER LEAF SEAFOODS COMPANY
a Nova Scotia unlimited company

	By:	/s/ Kent McNeil
		Name:	Kent McNeil
		Title:	Treasurer

6162410 CANADA LIMITED,
a corporation formed under the federal laws of Canada

By:	/s/ Gary Ware
	Name:	Gary Ware
	Title:	Treasurer

K.C.R. FISHERIES LTD.,
a corporation formed under the federal laws of New Brunswick

By:	/s/ Gary Ware
	Name:	Gary Ware
	Title:	Vice President and Treasurer

BB ACQUISITION (PR), L.P.
a Delaware limited partnership

By:	Bumble Bee International (PR), Inc.
its General Partner

By:	/s/ Kent McNeil
	Name:	Kent McNeil
	Title:	Executive Vice President

BUMBLE BEE INTERNATIONAL (PR), INC.,
an exempted company incorporated with limited liability under the laws of the Cayman Islands

By:	/s/ Kent McNeil
	Name:	Kent McNeil
	Title:	Executive Vice President

CLOVER LEAF DUTCH HOLDINGS, LLC
a Delaware limited liability company

By:	/s/ Kent McNeil
	Name:	Kent McNeil
	Title:	Executive Vice President and Chief Financial Officer

BUMBLE BEE CAPITAL CORP. a Delaware corporation

BY:	/s/ Kent McNeil
	Name:	Kent McNeil
	Title:	Executive Vice President and Chief Financial Officer

CONNORS BROS. HOLDINGS, L.P. a Delaware limited partnership

By:	CB HOLDINGS GP, LLC

By:	/s/ John Stiker
	Name:	John Stiker
	Title:	Vice President and Secretary

AGENT:	DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Agent

	By:	Deutsche Bank National Trust Company

	By:	/s/ Cynthia J. Powell
		Name:	Cynthia J. Powell
		Title:	Vice President

	By:	/s/ David Contino
		Name:	David Contino
		Title:	Vice President

SCHEDULE I

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COPYRIGHT SECURITY AGREEMENT

Copyright Registrations

Copyright Registrations with the U.S. Copyright Office	Owner[1]	Year of Registration
“Facts on Salmon” for text	Bumble Bee Seafoods, Inc.	1980

“Bumble Bee Telecommunications software” for a computer file (Registration No. TXU000323505)	Bumble Bee Seafoods, Inc.	1989

“Figaro tuna cat food” for visual material (Registration No. RE0000786102)	Bumble Bee Seafoods, Inc.	1969

“The tuna tune; jingle” for recorded document/musical score	Bumble Bee Seafoods, Inc.	1972

Copyright Licenses

(i) Software License Agreement dated December 28, 2006, between SAP America Inc. and Bumble Bee Foods, LLC, including all appendices and schedules thereto.

(ii) Software License and Services Agreement dated December 28, 2006 between CAS Systems of America, Inc. and Bumble Bee Foods, LLC.

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Copyright is registered to Bumble Bee Seafoods, Inc. as of the date hereof. Bumble Bee Foods, LLC is permitted to use the corporate name “Bumble Bee Seafoods, Inc.”, and a name change is being filed with the U.S. Copyright Office on the date hereof.